TRANSAMERICA SERIES TRUST

SCHEDULE A

12B-1 PLAN OF DISTRIBUTION

May 1, 2024

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica 60/40 Allocation VP, Transamerica American Funds Managed Risk VP, Transamerica BlackRock iShares Edge 50 VP, Transamerica BlackRock iShares Edge 75 VP, Transamerica BlackRock iShares Edge 100 VP, Transamerica BlackRock iShares Dynamic Allocation – Balanced VP, Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP, Transamerica Goldman Sachs 70/30 Allocation VP, Transamerica Great Lakes Advisors Large Cap Value VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP, Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP, and Transamerica ProFund UltraBear VP currently only offer Service Class shares. Transamerica Morgan Stanley Capital Growth VP currently only offers Initial Class shares.

Transamerica 60/40 Allocation VP

Transamerica Aegon Bond VP

Transamerica Aegon Core Bond VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon Sustainable Equity Income VP

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock iShares Tactical – Balanced VP

Transamerica BlackRock iShares Tactical – Conservative VP

Transamerica BlackRock iShares Tactical – Growth VP

Transamerica BlackRock Real Estate Securities VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Goldman Sachs 70/30 Allocation VP

Transamerica Goldman Sachs Managed Risk – Balanced ETF VP

Transamerica Goldman Sachs Managed Risk – Conservative ETF VP

Transamerica Goldman Sachs Managed Risk – Growth ETF VP

Transamerica Great Lakes Advisors Large Cap Value VP

Transamerica International Focus VP

Transamerica Janus Balanced VP

Transamerica Janus Mid-Cap Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP

Transamerica MSCI EAFE Index VP

Transamerica Multi-Managed Balanced VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica Small/Mid Cap Value VP

Transamerica S&P 500 Index VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TSW International Equity VP

Transamerica TSW Mid Cap Value Opportunities VP

Transamerica WMC US Growth VP

SERVICE AND DISTRIBUTION FEES

Initial Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.15% as compensation for Servicing Party’s services as Distributor of Initial Class shares of the Trust.

Service Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.25% as compensation for Servicing Party’s services as Distributor of Service Class shares of the Trust.